Confidential
ASSIGNMENT AND AMENDMENT 2
TO
MASTER PROFESSIONAL SERVICES AGREEMENT

This Assignment and Amendment 2 to Master Professional Services Agreement (this “MPSA Amendment”) is entered into effective May 12, 2017 (the “MPSA Amendment Effective Date”) by and between CoreLogic Solutions, LLC, a California limited liability company, with principal offices at 40 Pacifica, Irvine, CA 926I8, formerly known as CoreLogic Real Estate Solutions, LLC, (“CoreLogic”), Cognizant Technology Solutions U.S. Corporation (“CTS US”), and Cognizant Worldwide Limited, an English limited company with its registered office at 1 Kingdom Street, Paddington Central, London, United Kingdom W2 6BD (“Cognizant Worldwide” or “Supplier”). CoreLogic and Supplier are sometimes hereafter referred to individually as the “Party” or collectively as the “Parties.”

This MPSA Amendment is entered into pursuant to and subject to that certain Master Professional Services Agreement (“Master Professional Services Agreement” or “MPSA”) dated as of August 17, 2011 by and between CoreLogic and CTS US, the terms of which, except as may be expressly modified or excluded herein, are incorporated herein by reference.

RECITALS

WHEREAS, following an internal legal entity restructuring whereby CTS US is no longer entering into service agreements, and pursuant to which all services contracts to which CTS US is a party must be assigned to Cognizant Worldwide, the Parties hereto agree to the assignment of CTS US’s rights and duties under the MPSA to Cognizant Worldwide; and

WHEREAS, the Parties desire to document assignment of the MPSA and changes to the MPSA as set forth in this MPSA Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Assignment and Assumption.

CTS US hereby assigns all of its rights, duties, claims, interests, debts, and liabilities under the MPSA to Cognizant Worldwide. Cognizant Worldwide hereby agrees to assume (by way of assignment) all such rights, duties, claims, interests, debts, and liabilities, with a full discharge of all liabilities of CTS US under the MPSA. Cognizant Worldwide further agrees and acknowledges that it shall be bound by the terms and conditions of the MPSA, and that it shall be considered “Supplier” as that term is used under the MPSA.

CoreLogic hereby consents to the assignment contemplated in this MPSA Amendment and acknowledges that Cognizant Worldwide hereby replaces CTS US as a party to the MPSA. CoreLogic further acknowledges and agrees that, notwithstanding anything to the contrary set forth in the MPSA, as of the MPSA Amendment Effective Date, and subject to terms and limitations of the MPSA, Cognizant Worldwide will remain fully responsible and liable for all Services and Deliverables provided under the MPSA by its Affiliates and Subcontractors.

Cognizant Worldwide and CTS US hereby acknowledge that CoreLogic has needs for Services and Deliverables in various countries in which Cognizant Worldwide has local Affiliates, including CTS US, with employees qualified to work in the United States of America. CoreLogic hereby acknowledges and agrees that Cognizant Worldwide may engage CTS US to provide the applicable local Services and Deliverables within the United States of America that CoreLogic requires to be provided in the United States of America.

2.	Amendment. The following language is added as a new subsection (e) to Section 4.1 of the MPSA:

“(e)     Subject to the terms of this MPSA, Supplier may engage any Affiliate of Supplier to provide Services and Deliverables to CoreLogic and any Eligible Recipients for Supplier under this Agreement. For Supplements executed in connection with work to be performed for CoreLogic (or Eligible Recipients) in the United States of America, and solely to the extent that Cognizant Technology Solutions U.S. Corporation (“CTS US”) employees are required for the provision of Services or Deliverables by Supplier in connection with such Supplement, CTS US will also execute such Supplement solely for the purpose of providing Services and Deliverables to CoreLogic (or an Eligible Recipient) for Supplier. Subject to Section 18.2 of this Agreement, and notwithstanding anything to the contrary under this Agreement, Supplier shall be fully and solely responsible and liable for Services and Deliverables provided under this Agreement by its Affiliates.”

3.	Capitalized terms used without definition have the meanings ascribed to them in the MPSA.

4.	All other terms of the MPSA remain in full effect.

IN WITNESS WHEREOF, the Parties have caused this MPSA Amendment to be executed by their respective duly authorized representatives as of the MPSA Amendment Effective Date.

CORELOGIC SOLUTIONS, LLC            COGNIZANT WORLDWIDE LIMITED

By:	/s/ Pankaj Bansi By: /s/ Simon White
Title:    Executive, SCVM                Title:     Director

Solely for the purpose of assigning the MPSA to Cognizant Worldwide and acknowledging that CTS US may perform local services in the United States of America:

COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION

By:	/s/ Jennifer Ward

Title:	Corporate Counsel